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Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES AND ASSOCIATED COMPANIES(1)

As of April 30, 2014

Incorporated in Portugal

Directel Listas Telefónicas Internacionais, Lda.(2)
MEO—Serviços de Comunicações e Multimédia, S.A. (formerly TMN—Telecomunicações Móveis Nacionais, S.A.)
Portugal Telecom—Associação de Cuidados de Saúde
PT Inovação e Sistemas, S.A.
Previsão—Sociedade Gestora de Fundos de Pensões, S.A. (82.05%)
PT Centro Corporativo, S.A.
PT Comunicações, S.A.
PT Contact—Telemarketing e Serviços de Informação, S.A.
PT Móveis, S.G.P.S., S.A.
PT Participações, SGPS, S.A.
PT Portugal, S.G.P.S., S.A.
PT Prestações-Mandatária de Aquisições e Gestão de Bens, S.A.
PT Pro, Serviços Administrativos e de Gestão Partilhados, S.A.
PT Pay, S.A.
PT Sales—Serviços de Telecomunicações e Sistemas de Informação, S.A.
PT Cloud e Data Centers, S.A.
PT Ventures, SGPS, S.A.(2)

Incorporated in Brazil

Oi Entities:
Telemar Participações S.A. (direct and indirect ownership interest of 25.6%)
Oi S.A. (direct and indirect ownership interest of 23.2%, including through the Telemar Participações S.A. interest above)
Telemar Norte Leste S.A. (direct and indirect ownership interest of 23.2%, including through the Telemar Participações S.A. interest above)
Contax Entities:
CTX Participações S.A. (direct and indirect ownership interest of 44.4%)
Contax Participações S.A. (direct and indirect ownership interest of 21.1%, including through the CTX Participações S.A. interest above)
Contax S.A. (direct and indirect ownership interest of 21.1%, including through the CTX Participações S.A. and Contax Participações S.A. interest above)

Bratel Brasil, S.A.
Portugal Telecom, Brasil, S.A.
PT Inovação Brasil, Ltda.

Incorporated in the Netherlands

Africatel Holdings B.V. (75.0%)
Portugal Telecom International Finance B.V.

Other

Cabo Verde Telecom, S.A. (40.0%)(2)
CST—Companhia Santomensa de Telecomunicações, S.A.R.L. (51.0%)(2)
MTC—Mobile Telecommunications Limited (34.0%)(2)
Timor Telecom, S.A. (44.2%)
Unitel (25.0%)(2)

(1)
All entities are wholly owned by Portugal Telecom, except where ownership is noted in parentheses.

(2)
Direct ownership interest held through Africatel Holdings B.V., which in turn is 75% held by Portugal Telecom.

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  Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES AND ASSOCIATED COMPANIES(1) As of April 30, 2014